Exhibit 10.7.1

FIRST AMENDMENT TO THE

FEE ALLOCATION AGREEMENT

This First Amendment to the Fee Allocation Agreement (this “Amendment”), is entered into and effective as of January 31, 2023, by and between Tectonic Advisors, LLC, a Texas limited liability company formerly known as III:I Financial Management Research, L.P. (“Tectonic”), and Cain, Watters & Associates, P.L.L.C., a Texas professional limited liability company (“Cain Watters”).

Recitals

WHEREAS, Tectonic and Cain Watters are parties to that certain Fee Allocation Agreement, dated July 17, 2008 (the “Fee Allocation Agreement”), modifying the Amended and Restated Investment Advisory Agreement, dated May 14, 2015, as amended; and

WHEREAS, Tectonic and Cain Watters desire to amend the Fee Allocation Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.    Defined Terms. All capitalized terms in this Amendment not otherwise defined herein shall have the meaning ascribed to such terms in the Fee Allocation Agreement. Unless otherwise specified, all section references in this Amendment refer to sections of the Fee Allocation Agreement.

2.    Name Change. All references in the Fee Allocation Agreement to “FMR” shall be amended to refer to “Tectonic.”

3.    Section 4. A new Section 4 is added to the Fee Allocation Agreement as follows:

“4. Term. The term of this Agreement shall commence as of the date set forth above and terminate on the date on which that certain Support Services Agreement dated February 5, 2015 by and between Cain Watters and Tectonic, as it may be amended from time to time, terminates, unless extended through mutual written agreement by Cain Watters and Tectonic."

4.    Effect of Amendment. Except as otherwise expressly set forth herein, all other terms and conditions of the Fee Allocation Agreement remain in full force and effect without modification. From and after the execution of this Amendment by the parties hereto, any reference to the Fee Allocation Agreement shall be deemed a reference to the Fee Allocation Agreement as amended hereby.

5.    Governing Law. This Amendment shall be governed by the laws of the State of Texas, without regard to principles of conflicts of law.

6.    Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

7.     Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

CAIN, WATTERS & ASSOCIATES, LLC

By: /s/ Daniel C. Wicker

Name: Daniel C. Wicker

Title: Managing Member

TECTONIC ADVISORS, LLC

By: /s/ A. Haag Sherman

Name: A. Haag Sherman

Title: Chief Executive Officer

[Signature Page to First Amendment to Fee Allocation Agreement]